ROCHDALE INVESTMENT TRUST
AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of this 12th day of June, 2006, to the Custody Agreement, dated as of the 10th day of December, 2004 (the "Agreement"), is entered by and between Rochdale Investment Trust, a Delaware statutory trust (the “Trust”) and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Trust and the Custodian desire to amend said Agreement; and

WHEREAS, Article XIV, Section 14.4 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Appendix B, the fee schedule of the Agreement, is hereby superseded and replaced with the Appendix B fee schedule attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ROCHDALE INVESTMENT TRUST                                                                                                  U.S. BANK, N.A.

By: /s/ Kurt Hawkesworth                                                                                                                     By: /s/ Michael McVoy

Printed Name: Kurt Hawkesworth                                                                                                        Printed Name: Michael McVoy

Title:CCO                                                                                                                                                  Title: Vice President

Appendix B to the Rochdale Investment Trust
Custody Agreement

CUSTODY SERVICES FEE SCHEDULE at May 2006

DOMESTIC FUNDS
Custody and transaction services will be fully bundled at a combined rate of two basis points (2 bps) of NAV, calculated and charged on the calendar month.
Minimum Fee $3,500.00 per fund/per annum
GLOBAL FUNDS

1.	Custody and transaction services will be fully bundled at a combined rate of thirteen basis points (13 bps) of NAV, calculated and charged on the calendar month.
This rate shall apply to assets in the following markets:

Australia	France	México	Sri Lanka
Austria	Germany	Netherlads	Sweden
Belgium	Hong Kong	Norway	Switzerland
Canada	Indonesia	Philippies	Taiwan
CEDEL	Ireland	Portugal	Thailand
Denmark	Italy	Singapore	United Kingdom
EuroClear	Japan	South Africa	U.S.A
Finland	Malaysia	Spain

2.	Custody and transaction services in emerging markets shall be unbundled and determined on a market-specific basis. Charges for certain emerging markets are:

Market	Custody Rate / Mkt. Value	Transaction Charge

Argentina	40 basis points	$100.00
Brazil	40 basis points	$100.00
Chile	40 basis points	$100.00
China	40 basis points	$ 50.00
Czech Republic	40 basis points	$100.00
Greece	50 basis points	$125.00
India	40 basis points	$200.00
Israel	30 basis points	$100.00
Russian Federation	50 basis points	$100.00

The above referenced markets may be subject to additional out-of-pocket expenses.

Third Party FX $35.00	Federal Reserve System wires $10.00

Fees are billed monthly.
*Subject to CPI increase, Milwaukee MSA.

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE

Chief Compliance Officer Support Services

U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC. Indicated below are samples of functions performed by USBFS in this CCO support role:

•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*

•  $1,200 per service per year (effective February 1, 2006)

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.